EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee and Participants of

Missouri State Bank & Trust Company

Retirement Savings Plan

We consent to the incorporation by reference in the Registration Statement No. 333-182644 on Form S-8 of Bank of Montreal, of our report dated June 24, 2016, relating to the financial statements of Missouri State Bank & Trust Company Retirement Savings Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Schenck SC

Milwaukee, Wisconsin

June 24, 2016